Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statement (Form S-8 No. 33-15149) pertaining to the Questar Corporation Stock Option Plan for Directors,

2.

Registration Statement (Post-effective Amendment No. 3 to Form S-8 No. 33-4436) pertaining to the Questar Corporation Employee Savings and Stock Purchase Plan,

3.

Registration Statement (Form S-8 No. 33-40800) pertaining to the Questar Corporation Long-Term Stock Incentive Plan,

4.

Registration Statement (Form S-8 No. 33-40801) pertaining to the Questar Corporation Stock Option Plan for Directors (additional shares),

5.

Registration Statement (Form S-8 No. 33-48169) pertaining to the Questar Corporation Employee Stock Purchase Plan,

6.

Registration Statement (Form S-8 No. 333-04951) pertaining to the Questar Corporation Stock Option Plan for Directors (additional shares),

7.

Registration Statement (Form S-8 No. 333-04913) pertaining to the Questar Corporation Directors' Stock Plan,

8.

Registration Statement (Form S-8 No. 33-48168) pertaining to the Questar Corporation Dividend Reinvestment and Stock Purchase Plan,

9.

Registration Statement (Form S-3 No. 333-09643) pertaining to the Questar Corporation Dividend Reinvestment Plan,

10.

Registration Statement (Form S-8 No. 333-67658) pertaining to the Questar Corporation Long-Term Stock Incentive Plan, and

11.

Registration Statement (Form S-8 No. 333-89486) pertaining to the Questar Corporation Employee Investment Plan;

of our report dated February 28, 2011, with respect to the consolidated financial statements and schedule of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/Ernst & Young LLP

Ernst & Young LLP

Salt Lake City, Utah

February 28, 2011